UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 3, 2006 (December 22, 2005)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

8815 Centre Park Drive, Suite 400

Columbia, Maryland 21045

(Address of principal executive offices)

(410) 730-9092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 22, 2005, Corporate Office Properties Trust (the “Company”), through an affiliate of Corporate Office Properties, L.P. (the “Operating Partnership”), closed on a transaction to acquire, either directly or through an exchange accomodation title holder, a portfolio of office properties totaling 704,692 square feet located in Hunt Valley, Maryland and a portfolio of office properties totaling 402,174 square feet located in Woodlawn, Maryland (collectively referred to as the “Hunt Valley/Rutherford Portfolios”).

The Hunt Valley/Rutherford Portfolios were acquired from an unrelated third party for a contract price of $124.5 million and an aggregate cost to the Company of $124.0 million, including transaction costs and credits from the seller for future capital expenditures. The Company paid for this acquisition by using borrowings of $82.0 million under the Company’s Revolving Credit Facility, $41.6 million under a new loan from KeyBank, National Association and cash reserves for the balance.

The following schedule sets forth certain information relating to the Hunt Valley/Rutherford Portfolios as of December 31, 2005. In this schedule and the schedule that follows, the term annualized rental revenue is used; annualized rental revenue is computed by multiplying by 12 the sum of monthly contractual base rents and estimated monthly expense reimbursements under active leases in the acquired properties as of December 31, 2005.

					Annualized
	Year	Rentable		Annualized	Rental Revenue
	Built/	Square		Rental	per Occupied
Property	Renovated	Feet	Occupancy	Revenue	Square Foot
Hunt Valley, Maryland
11311 McCormick Road	1984/1994	211,931	87.2%	$4,468,332	$24.19
200 International Circle	1987	128,658	72.1%	2,231,381	24.07
230 Schilling Circle	1981	107,348	68.6%	1,172,587	15.92
226 Schilling Circle	1980	98,640	79.5%	1,689,899	21.54
201 International Circle	1982	78,634	75.2%	1,382,870	23.40
11011 McCormick Road	1974	55,249	100.0%	953,215	17.25
11101 McCormick Road	1976	24,232	88.4%	361,738	16.89
Woodlawn, Maryland
7210 Ambassador Road	1972	83,435	100.0%	857,444	10.28
7152 Windsor Boulevard	1986	57,855	100.0%	739,973	12.79
21 Governor’s Court	1981/1995	56,063	85.9%	772,231	16.03
7125 Ambassador Road	1985	50,906	90.1%	814,045	17.75
7253 Ambassador Road	1988	38,930	100.0%	454,722	11.68
7104 Ambassador Road	1988	29,457	100.0%	515,028	17.48
17 Governor’s Court	1981	14,701	78.6%	209,637	18.13
15 Governor’s Court	1981	14,568	100.0%	208,125	14.29
7127 Ambassador Road	1985	11,144	77.7%	162,772	18.80
7129 Ambassador Road	1985	10,945	0.0%	0	0.00
7108 Ambassador Road	1988	9,018	47.1%	79,395	18.71
7102 Ambassador Road	1988	8,879	100.0%	146,415	16.49
7106 Ambassador Road	1988	8,820	52.9%	72,214	15.49
7131 Ambassador Road	1985	7,453	50.9%	62,298	16.41

Total/Weighted Average		1,106,866	83.6%	$17,354,321	$18.75

The following schedule sets forth annual lease expirations for the Hunt Valley/Rutherford Portfolios as of December 31, 2005 assuming that none of the tenants exercise renewal options:

2

					Percentage of	Annualized
				Annualized	Total Portfolio’s	Rental
		Square		Rental	Annualized	Revenue of
Year of	Number	Footage	Percentage of	Revenue of	Rental	Expiring Leases
Lease	of Leases	of Leases	Total Occupied	Expiring	Revenue	per Occupied
Expiration	Expiring	Expiring	Square Feet	Leases	Expiring	Square Foot
				(in thousands)

2006	17	182,723	19.8%	$4,105	23.7%	$22.46
2007	8	118,547	12.8%	2,566	14.8%	21.65
2008	17	164,564	17.8%	3,010	17.3%	18.29
2009	8	73,302	7.9%	1,498	8.6%	20.44
2010	6	49,080	5.3%	901	5.2%	18.36
2011	7	86,129	9.3%	1,409	8.1%	16.36
2012	3	131,523	14.2%	2,450	14.1%	18.62
2013	3	100,013	10.8%	1,097	6.3%	10.97
2014	—	—	0.0%	—	0.0%	—
2015	1	19,553	2.1%	318	1.9%	16.25

Total/ Weighted Average	70	925,434	100.0%	$17,354	100.0%	$18.75

Item 9.01.              Financial Statements and Exhibits

(a)           Financial Statements of Real Estate Operations Acquired

The financial statements of the Hunt Valley/Rutherford Portfolios are included herein. See pages F-8 through F-12.

(b)           Pro Forma Financial Information

The pro forma condensed consolidated financial statements of the Company are included herein. See pages F-1 through F-7.

(c)           Exhibits

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2006

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Randall M. Griffin
	Name:	Randall M. Griffin
	Title:	President and Chief Executive Officer

	By:	/s/ Roger A. Waesche, Jr.
	Name:	Roger A. Waesche, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

4

CORPORATE OFFICE PROPERTIES TRUST

INDEX TO FINANCIAL STATEMENTS

I.	PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005 (unaudited)

Notes and Management’s Assumptions to Pro Forma Condensed Consolidated Financial Information

II.	Hunt Valley/Rutherford Portfolios

Report of Independent Auditors

Historical Summaries of Revenue and Certain Expenses for the Periods from January 1, 2004 to November 12, 2004 and November 13, 2004 to December 31, 2004

Historical Summaries of Revenue and Certain Expenses for the Nine Months Ended September 30, 2005 and 2004

Notes to Historical Summaries

CORPORATE OFFICE PROPERTIES TRUST

PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Set forth below is the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 of Corporate Office Properties Trust and its consolidated affiliates, including Corporate Office Properties, L.P. (the “Operating Partnership”). Corporate Office Properties Trust and its consolidated affiliates, including the Operating Partnership, are collectively referred to herein as the “Company.”

The pro forma condensed consolidated financial information is presented as if the acquisition of a portfolio of office buildings totaling 704,692 square feet located in Hunt Valley, Maryland and a portfolio of office buildings totaling 402,174 square feet located in Woodlawn, Maryland (collectively referred to as the “Hunt Valley/Rutherford Portfolios”) had been consummated on January 1, 2005.

This pro forma condensed consolidated financial information should be read in conjunction with the following financial statements and notes thereto:

•                  the historical financial statements of Corporate Office Properties Trust and its consolidated subsidiaries, included in the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2005; and

•                  the historical summaries of revenue and certain expenses of the Hunt Valley/Rutherford Portfolios, which are included in this Current Report on Form 8-K.

In management’s opinion, all adjustments necessary to reflect the effects of this transaction have been made. This pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of what the Company’s results of operations would have been for the year ended December 31, 2005. The pro forma condensed consolidated financial information also does not purport to represent the future results of operations of the Company.

Corporate Office Properties Trust

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

(Unaudited)

(Amounts in thousands, except per share data)

		Hunt Valley/	Other
	Historical	Rutherford	Pro Forma		Pro Forma
	Consolidated	Portfolios	Adjustments		Consolidated
	(A)	(B)
Revenues
Rental revenue	$219,062	$17,301	$—		$236,363
Tenant recoveries and other revenue	30,849	970	—		31,819
Service operations revenues	79,234	—	—		79,234
Total revenues	329,145	18,271	—		347,416
Expenses
Property operating expenses	75,258	6,624	—		81,882
Depreciation and other amortization associated with real estate operations	63,063	—	9,009	(C)	72,072
Service operations expenses	77,287	—	—		77,287
General and administrative expenses	13,534	—	—		13,534
Total operating expenses	229,142	6,624	9,009		244,775
Operating income (loss)	100,003	11,647	(9,009)		102,641
Interest expense and amortization of deferred financing costs	(58,895)	—	(5,643	)(D)	(64,538)
Equity in loss of unconsolidated real estate joint ventures	(88)	—	—		(88)
Income tax expense	(668)	—	—		(668)
Income (loss) from continuing operations before minority interests	40,352	11,647	(14,652)		37,347
Minority interests
Common units	(4,869)	—	587	(E)	(4,282)
Preferred units	(660)	—	—		(660)
Other consolidated entities	85	—	—		85
Income (loss) from continuing operations	34,908	11,647	(14,065)		32,490
Preferred share dividends	(14,615)	—	—		(14,615)
Income (loss) from continuing operations available to common shareholders	$20,293	$11,647	$(14,065)		$17,875
Earnings per share: Basic (F)	$0.55				$0.49
Earnings per share: Diluted (F)	$0.53				$0.47
Weighted average number of shares:
Basic (F)	37,371				37,371
Diluted (F)	38,997				38,997

See accompanying notes and management’s assumptions to pro forma financial statements.

CORPORATE OFFICE PROPERTIES TRUST

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

PRO FORMA CONDENSED CONSOLIDATING

FINANCIAL INFORMATION

(Dollars in thousands, except share and per share amounts)

1.                                      Basis of Presentation:

Corporate Office Properties Trust (“COPT”) and subsidiaries (collectively, the “Company”) is a fully-integrated and self-managed real estate investment trust (“REIT”) that focuses on the acquisition, development, ownership, management and leasing of primarily Class A suburban office properties in the Greater Washington, D.C. region and other select submarkets. As of December 31, 2005, our investments in real estate included the following:

•                  165 wholly owned operating properties in our portfolio with an average size of 83,000 square feet per property;

•                  14 wholly owned office properties under construction or development that we estimate will total approximately 1.8 million square feet upon completion and one wholly owned office property totaling approximately 52,000 square feet that was under redevelopment;

•                  wholly owned land parcels totaling 311 acres that we believe are potentially developable into approximately 4.7 million square feet; and

•                  partial ownership interests in a number of other real estate projects in operations or under development or redevelopment.

These pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and of the historical summaries of revenue and certain expenses and notes thereto of the Hunt Valley/Rutherford Portfolios. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of the Hunt Valley/Rutherford Portfolios have been made. This pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of what the Company’s results of operations would have been for the year ended December 31, 2005, nor does it purport to represent the future results of operations of the Company.

The Company allocates the cost of property acquisitions to the components of those acquisitions based on their respective fair values. The Company’s allocation of the acquisition of the Hunt Valley/Rutherford Portfolios included in these consolidated financial statements, excluding deferred finance costs, is set forth below:

Land, operating properties	$18,715
Building and improvements	87,933
Intangible assets on real estate acquisitions
Lease-up value	16,549
Lease cost portion of deemed cost avoidance	1,303
Lease to market value	109
Tenant relationship value	2,566
Deferred revenue associated with acquired operating leases	(3,187)
Total	$123,988

The approximate weighted average amortization periods for the intangible assets set forth above is as follows: lease-up value – 3 years; lease cost portion of deemed cost avoidance – 4 years; lease to market value – 2 years; and tenant relationship value – 5 years.

2.                                      Adjustments to Pro Forma Condensed Consolidating Statements of Operations:

(A)                              Reflects the historical consolidated operations of the Company for the period presented.

(B)                                Reflects the effects of the (i) historical operations of the Hunt Valley/Rutherford Portfolios for the period presented and (ii) increase in rental revenue of $675 for the twelve months ended December 31, 2005 reflecting the amortization for that period of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisition (the “lease to market value”).

(C)                                Pro forma depreciation expense adjustments are reflected on the acquisition based on (i) the portion of the acquisition costs attributable to the building depreciated over a useful life of 40 years and (ii) the value of tenant improvements associated with in-place operating leases depreciated over the remaining lives of the leases. Pro forma amortization expense adjustments are reflected on acquisitions based on (i) the value associated with acquiring a built-in revenue stream on leased buildings amortized over the life of the tenants’ leases (the “lease-up value”), (ii) the value associated with acquiring properties with particular tenants amortized over the estimated amount of time that the associated tenants are expected to remain in the properties (the “tenant relationship value”) and (iii) the value of leasing costs associated with in-place operating leases amortized over the remaining lives of the leases (the “lease cost portion of deemed cost avoidance”).

For the Year Ended December 31, 2005

Adjustment to depreciation and other amortization expense related to:
Depreciation expense	$2,933
Amortization of lease-up value	5,539
Amortization of tenant relationship value	286
Amortization of lease cost portion of deemed cost avoidance	251
$9,009

(D)                               Pro forma adjustments for additional interest expense resulting from the property acquisition are set forth below. The pro forma adjustments below were computed using the weighted average of the rates in effect for the applicable pro forma period. Pro forma deferred financing cost amortization adjustments are reflected assuming such costs are amortized over the lives of the related loans.

For the Year Ended
December 31, 2005
Adjustment to interest expense related to:

Borrowings in connection with the acquisition consisting of the following: (1) $82,000 in borrowings under the Revolving Credit Facility and (2) $41,600 in borrowings under a new loan, both bearing a variable interest rate of LIBOR plus 125 basis points.	$5,539

Amortization of deferred financing costs related to:
Borrowings under the new $41,600 loan	104
$5,643

The aggregate pro forma increase to interest expense would increase by an additional $151 for the year ended December 31, 2005 if interest rates on this variable-rate debt were 1/8th of a percentage point higher.

(E)                                 Adjustment for minority interests’ share of pro forma adjustments made to the Operating Partnership.

(F)                                 Our computation of historical and pro forma earnings per share (“EPS”) is set forth below:

	For the Year Ended December 31, 2005
	Historical	Pro Forma
Numerator:
Income from continuing operations	$34,908	$32,490
Add: Gain on sales of real estate, net of minority interests	268	268
Less: Preferred share dividends	(14,615)	(14,615)
Numerator for basic and diluted EPS from continuing operations available to common shareholders	$20,561	$18,143
Denominator (all weighted averages):
Denominator for basic EPS (common shares)	37,371	37,371
Assumed conversion of share options	1,626	1,626
Denominator for diluted EPS	38,997	38,997

EPS on income from continuing operations available to common shareholders:
Basic	$0.55	$0.49
Diluted	$0.53	$0.47

Report of Independent Auditors

To the Board of Directors and Shareholders of Corporate Office Properties Trust:

We have audited the accompanying Historical Summaries of Revenue and Certain Expenses of Hunt Valley/Rutherford Portfolios (the “Properties”) for the predecessor period from January 1, 2004 to November 12, 2004 and the successor period from November 13, 2004 to December 31, 2004. These Historical Summaries of Revenue and Certain Expenses are the responsibility of the Properties’ management. Our responsibility is to express an opinion on these Historical Summaries of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries of Revenue and Certain Expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries of Revenue and Certain Expenses were prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Corporate Office Properties Trust) as described in Note 2, and are not intended to be a complete presentation of the Properties’ revenue and expenses.

In our opinion, the Historical Summaries of Revenue and Certain Expenses referred to above present fairly, in all material respects, the revenue and certain expenses of the Properties for the predecessor period from January 1, 2004 to November 12, 2004 and the successor period from November 13, 2004 to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

April 3, 2006

Hunt Valley/Rutherford Portfolios

Historical Summaries of Revenue and Certain Expenses

January 1, 2004 to November 12, 2004 and November 13, 2004 to

December 31, 2004

	Predecessor	Successor	Total
	(Note 1)	(Note 1)
Revenue
Rental	$14,076,046	$1,828,520	$15,904,566
Tenant reimbursements	620,631	34,106	654,737
Other income	14,175	4,716	18,891
Total revenue	14,710,852	1,867,342	16,578,194

Certain Expenses
Property operating expenses
Property taxes and insurance	1,061,823	153,230	1,215,053
Utilities	1,352,752	168,860	1,521,612
Other operating expenses	689,108	75,192	764,300
Repairs and maintenance	2,145,106	267,350	2,412,456
Total Certain Expense	5,248,789	664,632	5,913,421
Revenue in excess of Certain Expenses	$9,462,063	$1,202,710	$10,664,773

Hunt Valley/Rutherford Portfolios

Historical Summary of Revenue and Certain Expenses

Nine Months Ended September 30, 2005 and 2004 (Unaudited)

	2005	2004
	(Note 4)	(Note 4)
Revenue
Rental	$12,786,271	$11,959,518
Tenant reimbursements	621,897	602,870
Other income	124,236	11,566
Total revenue	13,532,404	12,573,954

Certain Expenses
Property operating expenses
Property taxes and insurance	959,569	900,507
Utilities	1,453,646	1,161,462
Other operating expenses	584,753	611,114
Repairs and maintenance	2,096,069	1,857,031
Total Certain Expense	5,094,037	4,530,114
Revenue in excess of Certain Expenses	$8,438,367	$8,043,840

Hunt Valley/Rutherford Portfolios

Notes to Historical Summaries of Revenue and Certain Expenses

January 1, 2004 to November 12, 2004 and November 13, 2004 to

December 31, 2004

1.              Business

The accompanying Historical Summaries of Revenue and Certain Expenses relate to the operations of the Hunt Valley/Rutherford Portfolios (the “Properties”), consisting of revenue and certain expenses of a portfolio of office properties totaling 704,692 square feet located in Hunt Valley, Maryland and a portfolio of office properties totaling 402,174 square feet located in Woodlawn, Maryland. As the Properties were owned by two different independent third parties in 2004, due to a sale that closed on November 12, 2004, the Historical Summary of Revenue and Certain Expenses for the year ended December 31, 2004 are presented for each period the Properties were owned by the predecessor and successor owners.

2.              Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Historical Summaries of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in contemplation of Corporate Office Properties Trust acquiring the Properties.

The Historical Summaries of Revenue and Certain Expenses are not representative of the actual operations of the Properties for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization, and interest expense, may not be comparable to the expenses expected to be incurred by Corporate Office Properties Trust in future operations of the Property, and have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related lease. Tenant reimbursement revenue includes payments from tenants as reimbursement for property operating expenses as stipulated in the leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of these Historical Summaries of Revenue and Certain Expenses are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

Major Tenants

During 2004, 31% of the Properties base rents were earned from four major tenants:  McCormick and Company; First Data Merchant Services; MCI Worldcom Communications; and AT&T Corporation. Base rent earned from these tenants for the year ended December 31, 2004 was approximately $4,915,133.

3.              Rentals

The Properties have entered into non-cancelable tenant leases. The leases provide that tenants will share operating expenses and real estate taxes on a pro rata basis, as defined in the leases. Future minimum rentals as of December 31, 2004 to be received under these tenant leases are as follows:

2005	$15,913,019
2006	15,441,140
2007	11,981,384
2008	1,086,625
2009	200,465
Thereafter	—

4.              Unaudited Historical Interim Information

The Historical Summaries of Revenue and Certain Expenses for the nine months ended September 30, 2005 and 2004 are unaudited. As a result, the interim Historical Summaries of Revenue and Certain Expenses should be read in conjunction with Historical Summaries of Revenue and Certain Expenses and the accompanying notes for the predecessor period from January 1, 2004 to November 12, 2004 and the successor period from November 13, 2004 to December 31, 2004. The interim Historical Summaries of Revenue and Certain Expenses reflect all adjustments which management believes are necessary for the fair presentation of the Historical Summaries of Revenue and Certain Expenses for the interim period presented. These adjustments are of a normal recurring nature. The Historical Summaries of Revenue and Certain Expenses for such interim periods are not necessarily indicative of the results for a full year. The nine months ended September 30, 2005 relates to ownership by the successor owner while the nine months ended September 30, 2004 relates to the ownership by the predecessor owner as the property sale closed on November 12, 2004.